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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement of Jacor Communications, Inc., Jacor Communications Company and Subsidiary Guarantors on Form S-3 of our report dated February 11, 1998 on our audits of the consolidated financial statements of Jacor Communications, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in Jacor Communications, Inc.'s Annual Report on Form 10-K; and of our report dated December 19, 1997 on our audits of the combined financial statements of Talk Radio Network, Inc. and Chancellor Broadcasting Co., Inc. as of September 30, 1997 and for the nine months ended September 30, 1997, and the combined financial statements of Talk Radio Network, Inc., Chancellor Broadcasting Co., Inc. and Broadcast Communications, Inc. as of December 31, 1996 and 1995 and for each of the years in the period ended December 31, 1996, which report is included in Jacor Communications, Inc.'s Current Report on Form 8-K(A) dated April 30, 1998. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Cincinnati, Ohio
April 30, 1998